                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                January 15, 2004
                                ----------------
                Date of Report (Date of earliest event reported)

                            PAYLESS SHOESOURCE, INC.
                            ------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                                    --------
                 (State or Other Jurisdiction of Incorporation)

        1-14770                                          43-1813160
(Commission File Number)                      (IRS Employer Identification No.)

                           3231 Southeast Sixth Avenue
                            Topeka, Kansas 66607-2207
                            -------------------------
               (Address of Principal Executive Office) (Zip Code)

                                 (785) 233-5171
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

Item 5.   Other Events.

         On January 22, 2004, Payless ShoeSource, Inc., a Delaware corporation (the "Company"), announced that its wholly owned subsidiary, Payless ShoeSource Finance, Inc. has replaced its $150 million Senior Secured Revolving Credit Facility with a new $200 million Senior Secured Revolving Credit Facility. The new facility is scheduled to expire in January 2008, with an optional one-year extension to January 2009. The previous, $150 million revolving credit facility was scheduled to expire in April 2005. A copy of the Company's press release, dated January 22, 2004, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(c) Exhibits.

         10.1 Loan, Guaranty and Security Agreement by and among Payless ShoeSource Finance, Inc., as Borrower, the Guarantors signatory thereto, the Lenders signatory thereto and Wells Fargo Retail Finance, as Arranger and Administrative Agent, dated as of January 15, 2004.

         99.1     Press Release, dated January 22, 2004.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PAYLESS SHOESOURCE, INC.

Date: January 22, 2004                  By: /s/ Ullrich E. Porzig
                                            -----------------------------
                                            Ullrich E. Porzig
                                            Senior Vice President,
                                            Chief Executive Financial Officer,
                                            and Treasurer

                                  EXHIBIT INDEX

Exhibit No.                                  Exhibit
----------                                   --------
10.1              Loan, Guaranty and Security Agreement by and among Payless
                  ShoeSource Finance, Inc., as Borrower, the Guarantors
                  signatory thereto, the Lenders signatory thereto and Wells
                  Fargo Retail Finance, as Arranger and Administrative Agent,
                  dated as of January 15, 2004.

99.1              Press Release, dated January 22, 2004.